UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2017 (September 29, 2017)

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32501	35-2177773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 South Spring Street, Los Angeles, California 90061

(Address of principal executive offices and zip code)

Not applicable

(Former name or former address if changed since last report)

Registrant’s telephone number, including area code: (310) 217-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 4, 2017, Reed’s Inc., a Delaware corporation (the “Company” or “Reed’s”), entered into an at-will employment agreement with Mr. Stefan Freeman for his service as the Chief Operating Officer of Reed’s, effective immediately and continuing thereafter unless terminated by either the Company or the executive officer with or without notice, and with or without cause, pursuant to the terms of the agreement.

Pursuant to the agreement, Mr. Freeman will receive a base salary at the initial rate of $225,000 per year, subject to annual review for increase. Mr. Freeman will also receive a performance based cash bonus structure and equity comprised of stock options and/or restricted stock grants to be granted from the Company’s 2017 Incentive Compensation Plan, recently approved by the Company’s shareholders. Mr. Freeman is also eligible to participate in the Company’s other benefit plans. The agreement provides for full acceleration of equity grants triggered by a “change of control”, as defined in the agreement and contains confidentiality, invention assignment and non-solicitation covenants.

The foregoing description of the agreement does not purport to be complete and is qualified in their entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Company’s September 29, 2017 Annual Meeting of Shareholders, the Company’s shareholders elected all of the board of director’s nominees.

In addition, the shareholders adopted and approved the 2017 Incentive Compensation Plan, approved the amendment to the Certificate of Incorporation increasing the number of authorized common shares, approved the issuance of securities in one or more non-public offerings at a discount to market price, approved a change of control that could result from the non-public offering, approved amendment of the bylaws to provide for the expansion of the board of directors and ratified the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for fiscal 2018. A proposal to amend the Certificate of Incorporation to increase the number of blank check preferred shares did not pass. The Company’s shareholders rejected an individual shareholder proxy access proposal.

Of the 15,164,311 shares of common stock outstanding on the record date of August 18, 2017, a total of 13,979,918 shares were voted in person or by proxy, representing 92.2% of the votes entitled to be cast, constituting a majority and therefore more than a quorum of the outstanding shares entitled to vote. Votes were cast as follows:

1. Election of Directors

		Vote	Votes	Broker
	Vote For	Against	Withheld	Non-Vote
John Bello	9,052,987	-	195,655	4,731,276
Valentin Stalowir	8,898,013	-	350,629	4,731,276
Lewis Jaffe	8,882,398	-	366,244	4,731,276
Charles Cargile	8,650,724	-	597,918	4,731,276
Christopher J. Reed	7,928,800	-	1,319,842	4,731,276
Scott R. Grossman	9,045,314	-	203,328	4,731,276
James Bass	9,054,288	-	194,354	4,731,276

2. To approve 2017 Incentive Compensation Plan

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
7,377,676	905,254	965,712	4,731,276

3. Amend Certificate of Incorporation to increase authorized common stock from 19,500,000 to 40,000,000

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
8,684,095	543,647	20,900	4,731,276

4. Amend Certificate of Incorporation to increase authorized preferred stock from 500,000 to 2,500,000

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
4,803,523	4,377,765	69,354	4,731,276

5. Approve issuance of securities in a non-public offering.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
7,304,826	1,899,121	44,695	4,731,276

6. Approve change of control the could result from a non-public offering

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
7,389,857	1,792,792	65,993	4,731,276

7. Amend by-laws to set maximum number of board member at nine.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
8,926,913	291,108	30,621	4,731,276

8. Proposal to ratify the selection of Weinberg & Company, P. A. as the Company’s independent registered public accounting firm for fiscal 2015 &2016.

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
13,239,283	624,914	115,721	-

9. Stockholder proposal

	Vote		Broker
Vote For	Against	Abstentions	Non-Vote
2,647,347	6,482,726	118,569	4,731,276

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement dated October 4, 2017 by and between Reed’s Inc. and Stefan Freeman

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REEDS, INC.,
a Delaware corporation

Dated: October 4, 2017	By:	/s/ Daniel Miles
Daniel Miles,
Chief Financial Officer